Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to incorporation by reference in Registration Statement Nos. 333-88455, 333-88457 and  333-88473 of Community Bancorp Inc. on Form S-8 of our report dated February 14, 2002 , appearing in the Annual Report on Form 10-K of Community Bancorp Inc., for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
March 28, 2002